Exhibit 3.4

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Amendment filed pursuant to † 7 - 90 - 301, et seq. and † 7 - 110 - 106 of the Colorado Revised Statutes (C.R.S.) ID number: 1. Entity name: (If changing the name of the corporation, indicate name before the name change) 2. New Entity name: (if applicable) 3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box) : “bank” or “trust” or any derivative thereof “credit union” “savings and loan” “insurance”, “casualty”, “mutual”, or “surety” 4. Other amendments, if any, are attached. 5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment. 6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires : (mm/dd/yyyy) or If the corporation’s period of duration as amended is perpetual, mark this box: 7. (Optional) Delayed effective date: (mm/dd/yyyy) Notice: Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered. 20151004878 Bellatora Inc. Colorado Secretary of State Date and Time: 01/20/2017 06:00 PM ID Number: 20151004878 Document number: 20171047527 Amount Paid: $25.00 AMD_PC Page 1 of 2 Rev. 12/01/2012

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: (First) (Middle) (Suffix) (City) (Province – if applicable) (State) (Postal/Zip Code) United States (Country – if not US) (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.) Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney. Deerfield Randall (Last) 1333 Sprucewood S AMD_PC Page 2 of 2 Rev. 12/01/2012 Goulding (Street name and number or Post Office information) _ IL 60015

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF BELLATORA INC. (FORMERLY ONCOLOGY MED INC.) The undersigned, being all of the members of the Board of Directors and the majority of the shareholders of Bellatora, Inc . a Colorado corporation, do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by the signatures hereunder . BE IT RESOLVED : That the Corporation, by and through its Board of Directors, and consented to by the majority of the shareholders, does hereby authorize corporate actions, including the reduction of the authorized shares of common stock from 2 , 000 , 000 , 000 to 200 , 000 , 000 , in light of the recent corporate action of a reverse stock split of 1 for 1500 and a change of the trading symbol incident to the November 2 , 2016 Equity Exchange Agreement . CERTIFICATION: The undersigned members of the Board of Directors of the Corporation, being the only members of the Board of Directors, all other Directors having previously resigned . The undersigned further hereby certify that the above resolutions were adopted by the Board of Directors of the Corporation at a duly constituted meeting in which a full quorum was present and that said resolutions remain in full force and effect and have not been rescinded . Date: January 20, 2017 /s/ Atom Miller , sole board member MAJORITY SHAREHOLDER APPROVAL: The undersigned majority and vote of the shareholders of the Corporation, approve the above action. Date: January 20, 2017 By: /s/ Atom Miller In his capacity as a shareholder, Atom Miller, holding 88.56% of the vote of the issued and outstanding shares.